Exhibit 14

                      TRANSACTIONS IN SHARES OF THE COMPANY

The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days. All such transactions involved purchases of Shares and were effected on The American Stock Exchange.


  Reporting Person with
    Direct Beneficial                                                                      Price per Share
        Ownership               Date of Transaction          Number of Shares          (Excluding Commissions)
--------------------------     ----------------------     ------------------------     -------------------------
        Kingsley                     02/04/02                      5,000                         4.0154
        Kingsley                     02/05/02                     16,000                         3.97125
        Kingsley                     02/06/02                     10,000                         3.95
        Kingsley                     02/07/02                      4,000                         3.917
        Kingsley                     02/08/02                      8,000                         3.98675
        Kingsley                     02/11/02                      5,000                         3.89
        Kingsley                     02/12/02                      3,500                         3.9
        Kingsley                     02/13/02                      5,000                         3.9454
        Kingsley                     02/22/02                      6,000                         3.8158
        Kingsley                     02/25/02                      2,000                         3.878
        Kingsley                     03/07/02                      1,900                         3.8
        Kingsley                     03/08/02                      4,000                         3.8
        Kingsley                     03/11/02                      4,000                         3.76625
        Kingsley                     03/14/02                      1,400                         3.6936
        Kingsley                     04/01/02                     17,500                         3
